SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On April 19, 2004, XTO Energy Inc. issued a news release with respect to completion of its previously announced purchases of producing properties in both the Barnett Shale of North Texas and the Arkoma Basin of Arkansas, adding approximately 175 billion cubic feet equivalent (Bcfe) of natural gas reserves. The final closing price of about $223 million reflects adjustments for the purchase of additional working interests in the properties offset by net revenues at closing. The Company has also expanded its current acreage position in the Barnett Shale to a total of more than 20,000 net acres.

The Company’s internal engineers estimate that approximately 51% of the 175 Bcfe of reserves are proved developed. The acquisitions will add about 28 million cubic feet of natural gas equivalent per day to the Company’s production base.

A copy of the news release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1	News Release dated April 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: April 21, 2004	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller